                            EXHIBIT INDEX

Exhibit Number          Description

       99               BankAmerica Corporation
                        press release dated
                        January 19, 1994 titled
                        "BankAmerica Fourth
                        Quarter Earnings."

                                                                Exhibit 99

BankAmerica Corporation                                               News

                                                              For release:







Contact:    Peter Magnani
            (415) 953-2418

                    BANKAMERICA FOURTH QUARTER EARNINGS

    SAN FRANCISCO, January 19, 1994 -- BankAmerica Corporation today reported 1993 earnings per share of $4.79, based on annual earnings of $1,954 million. Reported earnings per share for 1992 were $4.24, based on annual earnings of $1,492 million. The corporation's 1992 results were affected by nonrecurring and certain other items. Excluding the effects of these items, the corporation's results of operations for 1992 were $1,682 million, or $4.85 per common share.

    Included in 1993 annual results were fourth-quarter earnings per share of $1.21, based on quarterly earnings of $496 million. Earnings per share for the third quarter of 1993 were $1.19, based on quarterly earnings of $486 million, and earnings per share for the fourth quarter of 1992 were $1.19, based on quarterly earnings of $473 million.

    "Although we are not fully satisfied with the corporation's financial performance, we are encouraged by a number of events in 1993," Richard M. Rosenberg, Chairman and Chief Executive Officer said. "The wholesale banking side of the corporation, including commercial, corporate, and international banking, capital markets and corporate finance, had the most successful year in the corporation's history, and despite California's continuing economic concerns, the consumer side of our banking operations opened more accounts than ever before."
Rosenberg cited five business units -- Seafirst, Residential Lending, U.S. Group, California Retail Banking, and Asia -- as being the strongest contributors to the corporation's earnings for 1993.

    "Our employees performed superbly during the year, often in difficult circumstances," Rosenberg continued. "We completed the consolidation of Security Pacific operations and continued to diversify the franchise, both geographically and in terms of products and services. The challenge is to continue this positive momentum and to improve our per-share earnings."





                                -more-

Results of Operations

    Net interest income for the fourth quarter of 1993 was $1,865 million, down $16 million from the amount reported in the previous quarter. The fourth-quarter 1993 net interest margin was
4.66 percent, down 8 basis points from the previous quarter.

    The provision for credit losses was $150 million in the fourth quarter of 1993, down $28 million from the amount reported in the previous quarter.

    Noninterest income and expense increased $112 million and $126 million, respectively, from the amounts reported in the previous quarter. Each of these increases was primarily attributable to various nonrecurring items. Included in fourth-quarter 1993 noninterest income were gains from sales of assets pending disposition of $80 million, primarily resulting from a sale of certain real-estate-related assets. These gains were offset by a $90 million charge included in noninterest expense relating to the accrual of various restructuring expenses.

Credit Quality

    During the fourth quarter of 1993, credit quality continued to improve. Total nonaccrual assets decreased $1,042 million, or 27 percent, primarily due to reductions in nonaccrual construction and development loans secured by real estate, nonaccrual restructuring-country-related loans, and nonaccrual commercial loans secured by real estate. In addition, real estate acquired in satisfaction of debt decreased $72 million between September 30, 1993 and December 31, 1993. During the fourth quarter of 1993, in-substance repossessions (ISR) were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. Corresponding prior-period amounts also have been reclassified.

    Net credit losses for the fourth quarter of 1993 totaled
$212 million, down $24 million from the amount reported in the previous quarter.

                                  #####













                                  -more-

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

BankAmerica Corporation's results of operations reflect the effects of the merger with Security Pacific Corporation from April 22, 1992 forward. Accordingly, the corporation's results of operations for the year ended December 31, 1993 are not comparable to the corresponding information for the year ended December 31, 1992.

                                  Table 1
                            Summary of Results

                                            Fourth     Third     Fourth
   (dollar amounts in millions,            Quarter   Quarter    Quarter
   except per share data)                     1993      1993       1992
 1 Net income                                $ 496     $ 486      $ 473
 2 Earnings per common and common
     equivalent share                         1.21      1.19       1.19
 3 Earnings per common share -
     assuming full dilution                   1.21      1.18       1.18
                                                            Year Ended
                                                            December 31
                                                        1993       1992
 4 Net income                                         $1,954     $1,492/a/
 5 Earnings per common and common
     equivalent share                                   4.79       4.24/a/
 6 Earnings per common share
     assuming full dilution                             4.76       4.21/a/

/a/ Earnings and earnings per share were affected by the net effect of nonrecurring and certain other items, including the accrual of restructuring expenses related to the merger and a net gain on the sale of Bank of America NT&SA's payroll processing business. If the nonrecurring and certain other items had been excluded from the results of operations, net income would have been $1,682 million. In addition, earnings per common and common equivalent share would have been $4.85 and earnings per common share-assuming full dilution would have been $4.81.

                   BankAmerica Corporation and Subsidiaries
                             Financial Highlights

                                  Table 2
                             Statistical Data

                                            Fourth     Third     Fourth
                                           Quarter   Quarter    Quarter
                                              1993      1993       1992
   Rate of return (based
     on net income) on:
 1   Average total assets                     1.06%     1.04%      1.02%
 2   Average common stockholders' equity     12.48     12.46      13.55
 3 Net interest margin/a/                     4.66      4.74       4.98
 4 Full-time-equivalent staff
     at period end (in thousands)             79.2      80.2       83.2
 5 Employees at period
     end (in thousands)                       96.4      98.0       99.2
                                                             Year Ended
                                                            December 31
                                                        1993       1992
   Rate of return (based on net income) on:
 6   Average total assets                               1.05%      0.90%
 7   Average common stockholders' equity               12.88      12.65
 8 Net interest margin/a/                               4.71       4.73

/a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $6 million for the fourth quarter of 1993, the third quarter of 1993, and the fourth quarter of 1992, and $22 million for each of the years ended
     December 31, 1993 and 1992. During the fourth quarter of 1993, in-substance repossessions (ISR) were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. The net interest margin has been adjusted for each period presented to reflect the effects of this reclassification.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 3
                           Credit Quality Ratios

                                            Dec. 31 Sept. 30   Dec. 31
                                               1993     1993      1992
 1 Allowance for credit losses to
      total loans                              2.78%    2.96%      3.12%
 2 Allowance for credit losses to
      total nonaccrual assets                121.57    94.57      74.89
 3 Allowance for credit losses to
      total nonaccrual assets
      (exclusive of restructuring
      country debt)                          120.84    98.29      76.03
 4 Annualized ratio of net credit
      losses to average total loan
      outstandings for the quarter
      ended                                    0.67     0.76       1.60
 5 Annualized ratio of net credit
      losses to average total loan
      outstandings for the
      year-to-date period ended                0.89     0.97       1.13

                   BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 4
                                  Capital

                                     Dec. 31       Sept. 30     Dec. 31
                                        1993           1993        1992

 1 Total risk-based capital ratio      11.90%/a//b/   11.60%/b/   11.48%
 2 Tier 1 risk-based capital ratio      7.50/a//b/     7.19/b/     6.82
 3 Tier 1 leverage ratio                6.60/a//b/     6.42/b/     6.37
 4 Common stockholders' equity to
     total assets                       7.58           7.39        6.92
 5 Total stockholders' equity to
     total assets                       9.17           8.98        8.57
 6 Total risk-based capital
     (in millions)                   $18,982/a//b/  $18,571/b/  $19,039
 7 Tier 1 risk-based capital
     (in millions)                    12,019/a//b/   11,514/b/   11,309

/a/   Estimated.

/b/ This risk-based capital information is calculated in accordance with the guidelines of the federal banking regulators as they apply to the corporation beginning in 1993. Due to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) in the first quarter of 1993, core deposit intangibles (CDI) and other identifiable intangibles that are normally deducted from Tier 1 capital under the current guidelines are estimated to be $510 million higher at December 31, 1993 and were $516 million higher at September 30, 1993, with corresponding increases in deferred taxes. The federal banking regulators have not issued final capital regulations on the adoption of SFAS No. 109 and are currently considering whether such increased intangibles should be deducted from capital. Management believes that the increased amounts of CDI and other identifiable intangibles resulting from the adoption of SFAS No. 109 do not pose a risk to the corporation's capital and should not be deducted from capital in determining capital ratios. Pending final resolution of this issue by the banking regulators, such amounts have not been deducted from capital in determining the December 31, 1993 and September 30, 1993 capital ratios shown above.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 5
                      Common and Preferred Stock Data

                                            Dec. 31  Sept. 30  Dec. 31
                                               1993      1993     1992

 1 Book value per common share               $39.58    $38.69   $35.88
 2 Closing price per common share             46.38     44.00    46.50
   Cash dividend per common share:
 3   Quarter-to-date                           0.35      0.35    0.325
 4   Year-to-date                              1.40      1.05     1.30
   Common stock dividends (in millions):
 5   Quarter-to-date                            125       124      113
 6   Year-to-date                               497       372      409
   Preferred stock dividends (in millions):
 7   Quarter-to-date                             60        61       56
 8   Year-to-date                               241       181      169
 9 Number of common shares outstanding
     (in thousands)                         357,912   357,343  348,603
   Average number of common and common
     equivalent shares outstanding
     (in thousands):
10   Quarter-to date                        359,547   358,835  350,794
11   Year-to-date                           357,680   357,057  312,218

                                  Table 6
                 Selected Average Balance Sheet Components

                                            Fourth     Third    Fourth
                                           Quarter   Quarter   Quarter
   (in millions)                              1993      1993      1992

 1 Loans                                  $124,824  $122,902  $127,252
 2 Earning assets                          160,726   159,082   155,474
 3 Total assets                            186,706   185,002   185,171
 4 Deposits                                140,967   139,553   140,338
 5 Common stockholders' equity              13,874    13,547    12,252
 6 Total stockholders' equity               16,852    16,526    15,039

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 7
                        Assets Pending Disposition

                                           Dec. 31  Sept. 30   Dec. 31
   (in millions)                              1993      1993      1992/a/
   Merger-related assets pending
     disposition:/b/

     Loans held pending disposition:
       Domestic commercial:
 1      Commercial and industrial           $    3    $    3    $  265
 2      Loans secured by real estate            72       104       301
 3      Construction and development
          loans secured by real estate          32        92       669
 4      Other                                    0         2        12
 5        Total domestic commercial            107       201     1,247
 6     Foreign                                  33        57       174
 7          Total loans held pending
             disposition /c/                   140       258     1,421
 8   Real estate acquired in
       satisfaction of debt                     35       118       185
 9   Other assets/d/                           243       292     1,123
10     Total merger-related assets
        pending disposition                    418       668     2,729

11 Loans to borrowers in restructuring
     countries/e/                              196         0         0

   Loans held for sale in the normal
     course of business:
     Domestic:
12     Consumer-secured by first mort-
        gages on residential properties        554       316       902
13     Commercial and industrial               177       622        83
14      Total loans held for sale in the
          normal course of business            731       938       985

15          Total Assets Pending
              Disposition                   $1,345    $1,606    $3,714

/a/ In the first quarter of 1993, the corporation adopted SFAS No. 109, which requires that the tax effects recorded in connection with purchase accounting be recorded as part of deferred income taxes rather than as part of the carrying values of individual assets and liabilities. Therefore, assets pending disposition balances at December 31, 1993 and September 30, 1993 do not include net tax effects. For comparability purposes, the December 31, 1992 balances have been presented after removing such tax effects. At December 31, 1992, net tax effects of $526 million included in assets pending disposition as reported in the consolidated balance sheet but excluded from this table related to the following categories of assets: commercial and industrial loans of $41 million, loans secured by real estate of $130 million, construction and development loans secured by real estate of $290 million, other loans of $5 million, foreign loans of $61 million, real estate acquired in satisfaction of debt of $73 million, and other assets of $(74) million.

/b/  Consists primarily of the estimated net realizable values
     (NRV) of former assets of Security Pacific Corporation that were identified for accelerated disposition as they were not deemed essential to the operating goals of the corporation.

/c/ Includes loans with aggregate estimated NRVs of $123 million, $192 million, and $1,158 million at December 31, 1993, September 30, 1993, and December 31,
     1992, respectively, which would have been on nonaccrual status if they had been included in the corporation's loan outstandings.

/d/ Includes subsidiaries and operations pending disposition of $137 million, $138 million, and $820 million at December 31, 1993, September 30, 1993, and December 31, 1992,
     respectively.

/e/ Represents certain nonaccrual loans related to borrowers in restructuring countries that have been identified for accelerated disposition.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 8
                             Loan Outstandings

                                           Dec. 31  Sept. 30   Dec. 31
   (in millions)                              1993      1993      1992

   Domestic
   Consumer:
 1   Secured by first mortgages on
      residential properties/a/           $ 30,306  $ 29,705  $ 28,404
 2   Installment/b/                         15,332    15,115    16,663
 3   Credit card                             7,474     7,334     8,306
 4   Individual lines of credit/b/           8,486     8,749     8,347
 5   Other/b/                                  382       278       354
 6    Total consumer                        61,980    61,181    62,074

   Commercial:
 7   Commercial and industrial              20,486    20,124    21,632
 8   Loans secured by real estate/a/         9,251     9,381    10,123
 9   Construction and development
      loans secured by real estate/a/        4,418     5,085     6,781
10   Loans for purchasing or carrying
      securities                             3,090     3,308       987
11   Financial institutions                  2,170     2,099     2,017
12   Lease financing                         1,715     1,753     1,889
13   Agricultural                            1,679     1,625     1,704
14   Other                                   1,370     1,361     1,360
15    Total commercial                      44,179    44,736    46,493
16       Total domestic loans              106,159   105,917   108,567

   Foreign
17 Commercial and industrial                11,448    11,395    10,338
18 Governments and official
     institutions                            3,429     3,527     3,513
19 Banks and other financial
     institutions                            2,279     1,902     1,855
20 Other/a/                                  3,064     2,919     1,436
21       Total foreign loans                20,220    19,743    17,142

22         Total Loans                    $126,379  $125,660  $125,709

/a/ During the fourth quarter of 1993, ISRs were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. This clarification also resulted in the reclassification of corresponding prior-period amounts. ISRs reclassified to loans during the fourth quarter of 1993 were as follows: secured by first mortgages on residential properties of $2 million, loans secured by real estate of $148 million, construction and development loans secured by real estate of $411 million, and other foreign of $7 million. Loans previously reported as ISRs at September 30, 1993 and December 31, 1992 that were reclassified to loans were as follows: secured by first mortgages on residential properties of $11 million and $14 million, respectively; loans secured by real estate of $222 million and $211 million, respectively; construction and development loans secured by real estate of $650 million and $944 million, respectively; and other foreign of $10 million and $17 million, respectively.

/b/ Installment loans, individual lines of credit, and other consumer loans included the following aggregate amounts that were collateralized by junior mortgages on residential real estate: $12,847 million at December 31, 1993, $13,117 million at September 30, 1993, and $13,870 million at December 31, 1992.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 9
                       Selected Credit Quality Data

                                           Dec. 31  Sept. 30   Dec. 31
   (in millions)                              1993      1993      1992
    Nonaccrual Assets:
 1     Construction and development
         loans secured by real estate/a/    $1,037     $1,545   $2,430
 2     Commercial and industrial               588        676    1,044
 3     Commercial loans secured by real
         estate/a/                             570        742      721
 4     Consumer/a/                             459        411      352
 5     Foreign, excluding restructuring
         country related/a/                    197        209      313
 6         Total, excluding restructuring
             country related                 2,851      3,583    4,860
 7     Restructuring country related            35        345      375

 8           Total Nonaccrual Assets/b/     $2,886     $3,928   $5,235

 9  Restructured loans                      $  134     $  138   $  176
10  Loans past due 90 days or more
       and still accruing interest/c/          578        661      633
11  Real estate acquired in satisfaction
       of debt/d/                              517        589      652

/a/ During the fourth quarter of 1993, ISRs were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. These amounts include ISRs reclassified to nonaccrual loans during the fourth quarter of 1993 as follows: construction and development loans secured by real estate of $411 million, commercial loans secured by real estate of $148 million, consumer of $2 million, and foreign of $7 million. Loans previously reported as ISRs at September 30, 1993 and December 31, 1992 that were reclassified to nonaccrual loans were as follows: construction and development loans secured by real estate of $650 million and $944 million, respectively; commercial loans secured by real estate of $222 million and $211 million, respectively; consumer of $11 million and $14 million, respectively; and foreign of $10 million and $17 million, respectively.

/b/ Excludes nonaccrual assets that had aggregate carrying values prior to reclassification to assets pending disposition of $0.6 billion, $0.6 billion, and $2.6 billion at December 31, 1993, September 30, 1993, and December 31, 1992, respectively. These nonaccrual assets are recorded in assets pending disposition at the lower of cost or estimated NRV. The balances at September 30, 1993 and December 31, 1992 consisted of nonaccrual assets that were primarily acquired in the merger and identified for accelerated disposition at the merger date.

/c/ Includes consumer loans of $328 million, $405 million, and $470 million at December 31, 1993, September 30, 1993, and
    December 31, 1992, respectively.

/d/ Excludes certain properties that had aggregate carrying values prior to reclassification to assets pending disposition of $0.2 billion, $0.2 billion, and $0.4 billion at December 31, 1993, September 30, 1993, and December 31, 1992, respectively. These properties, which were primarily acquired in the merger and identified for accelerated disposition at the merger date, are recorded in assets pending disposition at their estimated NRVs.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                 Table 10
                  Analysis of Change in Nonaccrual Assets

                               Fourth      Third     Second      First
                              Quarter    Quarter    Quarter    Quarter
   (in millions)/a/              1993       1993       1993       1993
 1 Balance, beginning
     of quarter                $3,928     $4,618     $5,033     $5,235

   Additions:
 2   Loans placed on
       nonaccrual status          284        256        360        540

   Deductions:
 3   Restored to accrual
       status                    (317)      (326)      (253)       (92)
 4   Charge-offs                 (123)       (99)      (135)       (76)
 5   Loans to borrowers in
       restructuring countries
       transferred to assets
       pending disposition       (310)         0          0          0
 6   Transfers to real
       estate acquired in
       satisfaction of debt      (100)      (196)      (176)      (217)
 7   Other, primarily
       payments                  (476)      (325)      (211)      (357)

 8     Balance, End of
       Quarter                 $2,886     $3,928     $4,618     $5,033

/a/ During the fourth quarter of 1993, ISRs were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. The analysis of change in nonaccrual assets has been adjusted for each period presented to reflect the effects of this reclassification.

                  BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                 Table 11
                       Net Credit Losses (Recoveries)

                                          Fourth      Third     Fourth
                                         Quarter    Quarter    Quarter
   (in millions)/a/                         1993       1993       1992
   Domestic consumer:
 1   Secured by first mortgages
      on residential properties             $ 10       $  5       $  8
 2   Credit card                              95        102        126
 3   Other consumer                           67         66         87
   Domestic commercial:
 4   Commercial and industrial                 9         25         49
 5   Loans secured by real estate              7         21         27
 6   Construction and development
      loans secured by real estate            20         40        144
 7   Financial institutions, lease
      financing, agricultural,
      and other commercial                     0          8         15
 8       Total domestic                      208        267        456
   Foreign:
 9   Restructuring country related            (1)       (26)         4
10   Other foreign                             5         (5)        51
11       Total foreign                         4        (31)        55

12    Total Net Credit Losses               $212       $236       $511

/a/ During the fourth quarter of 1993, ISRs were reclassified to the loan portfolio as a result of regulatory clarification of the definition of an ISR. The related fair value adjustments net of recoveries received in final settlement, which were previously recorded in other noninterest expense, have been included in this table as credit losses and recoveries for each period presented.

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                            Fourth     Third    Fourth
                                           Quarter   Quarter   Quarter
   (in millions)                              1993      1993      1992
   Interest Income
 1 Loans, including fees                    $2,329    $2,345    $2,573
 2 Interest-bearing deposits in banks           54        49        64
 3 Federal funds sold                            6        12         8
 4 Securities purchased under
     resale agreements                          54        51        40
 5 Trading account assets                      102       111        72
 6 Securities available for sale and
     securities held for investment            331       377       314
 7     Total interest income                 2,876     2,945     3,071

   Interest Expense
 8 Deposits                                    715       732       831
 9 Federal funds purchased                       4         3         3
10 Securities sold under repurchase
     agreements                                 46        55        23
11 Other short-term borrowings                  56        51        50
12 Long-term debt                              177       184       201
13 Subordinated capital notes                   13        39        32
14     Total interest expense                1,011     1,064     1,140
15     Net interest income                   1,865     1,881     1,931
16 Provision for credit losses                 150       178       270
17     Net interest income after
         provision for credit losses         1,715     1,703     1,661

   Noninterest Income
18 Deposit account fees                        302       306       301
19 Credit card fees                             95        88        94
20 Trust fees                                   72        74        72
21 Other fees and commissions                  268       275       249
22 Trading income                              101       132       144
23 Net securities gains                         16        14         1
24 Net gain (loss) on sales of
     subsidiaries and operations                 4        (2)       (1)
25 Net gain on sales of assets                  45        17        29
26 Other income                                216       103       123
27     Total noninterest income              1,119     1,007     1,012

   Noninterest Expense
28 Salaries                                    729       744       712
29 Employee benefits                           138       140       123
30 Occupancy                                   182       172       161
31 Equipment                                   174       145       149
32 Amortization of intangibles                 115       100       101
33 Communications                               81        82        85
34 Regulatory fees and related expenses         74        72        74
35 Professional services                        73        63        60
36 Merger-related restructuring expense          0         0        39
37 Other expense                               408       330       319
38     Total noninterest expense             1,974     1,848     1,823
39     Income before income taxes              860       862       850
40 Provision for income taxes                  364       376       377

41       Net Income                         $  496    $  486    $  473

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                                           Year Ended
                                                          December 31
   (in millions)                                       1993      1992
   Interest Income
 1 Loans, including fees                             $9,463    $9,729
 2 Interest-bearing deposits in banks                   194       283
 3 Federal funds sold                                    35        61
 4 Securities purchased under
     resale agreements                                  174       163
 5 Trading account assets                               372       297
 6 Securities available for sale and
     securities held for investment                   1,389     1,080
 7     Total interest income                         11,627    11,613

   Interest Expense
 8 Deposits                                           2,971     3,769
 9 Federal funds purchased                               16        20
10 Securities sold under repurchase
     agreements                                         158       108
11 Other short-term borrowings                          201       270
12 Long-term debt                                       727       614
13 Subordinated capital notes                           113       114
14     Total interest expense                         4,186     4,895
15     Net interest income                            7,441     6,718
16 Provision for credit losses                          803     1,009
17     Net interest income after
         provision for credit losses                  6,638     5,709

   Noninterest Income
18 Deposit account fees                               1,198     1,049
19 Credit card fees                                     354       350
20 Trust fees                                           294       222
21 Other fees and commissions                         1,083       922
22 Trading income                                       569       463
23 Net securities gains                                  61        11
24 Net gain on sales of
     subsidiaries and operations                          0       155
25 Net gain on sales of assets                          106       117
26 Other income                                         608       360
27     Total noninterest income                       4,273     3,649

   Noninterest Expense
28 Salaries                                           2,886     2,557
29 Employee benefits                                    573       491
30 Occupancy                                            684       561
31 Equipment                                            610       523
32 Amortization of intangibles                          421       248
33 Communications                                       330       305
34 Regulatory fees and related expenses                 309       265
35 Professional services                                268       201
36 Merger-related restructuring expense                   9       449
37 Other expense                                      1,393     1,076
38     Total noninterest expense                      7,483     6,676
39     Income before income taxes                     3,428     2,682
40 Provision for income taxes                         1,474     1,190

41       Net Income                                  $1,954    $1,492

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
                   BankAmerica Corporation and Subsidiaries
                          Consolidated Balance Sheet


                                           Dec. 31   Sept. 30    Dec. 31
   (in millions)                              1993       1993       1992
   Assets
 1 Cash and due from banks                $ 10,482   $ 10,410   $ 11,848
 2 Interest-bearing deposits in banks        2,988      2,646      2,866
 3 Federal funds sold                        2,050      2,036      1,070
 4 Securities purchased under resale
     agreements                              3,549      2,393      2,840
 5 Trading account assets                    6,866      7,845      3,474
 6 Securities available for sale             3,282      3,515      2,661
 7 Securities held for investment           16,415     16,810     12,593

 8 Loans                                   126,379    125,660    125,709
 9 Less: Allowance for credit losses         3,508      3,715      3,921
10     Net loans                           122,871    121,945    121,788
11 Premises and equipment, net               3,631      3,584      3,310
12 Customers' acceptance liability             851        847      1,443
13 Accrued interest receivable                 982      1,020        992
14 Real estate acquired in
     satisfaction of debt                      517        589        652
15 Assets pending disposition                1,345      1,606      4,240
16 Goodwill, net                             3,973      4,097      3,929
17 Identifiable intangibles, net             2,191      2,249      1,640
18 Other assets                              4,940      5,517      5,300

19           Total Assets                 $186,933   $187,109   $180,646

   Liabilities & Stockholders' Equity
   Deposits in domestic offices:
20   Interest-bearing                     $ 89,134   $ 90,774   $ 91,571
21   Noninterest-bearing                    31,578     31,560     32,139
   Deposits in foreign offices:
22   Interest-bearing                       19,608     17,272     12,443
23   Noninterest-bearing                     1,298      1,363      1,730
24     Total deposits                      141,618    140,969    137,883
25 Federal funds purchased                     220        602        417
26 Securities sold under repurchase
     agreements                              4,229      3,465        926
27 Other short-term borrowings               3,523      3,083      2,092
28 Acceptances outstanding                     851        847      1,443
29 Accrued interest payable                    505        548        498
30 Other liabilities                         4,728      5,849      5,504
31 Long-term debt                           13,508     14,008     14,326
32 Subordinated capital notes                  607        933      2,069
33        Total liabilities                169,789    170,304    165,158

   Stockholders' Equity
34 Preferred stock                           2,979      2,979      2,979
35 Common stock                                560        559        545
36 Additional paid-in capital                7,118      7,094      6,690
37 Retained earnings                         6,502      6,187      5,283
38 Common stock in treasury, at cost           (15)       (14)        (9)
39        Total stockholders' equity        17,144     16,805     15,488

40           Total Liabilities and
             Stockholders' Equity         $186,933   $187,109   $180,646

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